Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports First Quarter Net Income of $1.751 Billion

●	Strong quarterly operating margins from equipment operations demonstrate structural improvement near mid-cycle volumes.
●	Fleet replenishment moderating as agricultural fundamentals normalize.
●	Full-year net income now forecasted to be $7.50 to $7.75 billion.

MOLINE, Illinois (February 15, 2024) — Deere & Company reported net income of $1.751 billion for the first quarter ended January 28, 2024, or $6.23 per share, compared with net income of $1.959 billion, or $6.55 per share, for the quarter ended January 29, 2023.

Worldwide net sales and revenues decreased 4 percent, to $12.185 billion, in the most recent quarter. Net sales were $10.486 billion for the quarter, compared with $11.402 billion in 2023.

“Deere's first-quarter performance underscores the effectiveness of our Smart Industrial operating model and the dedication of our workforce, enabling improved performance across economic cycles that surpasses historical benchmarks,” said John C. May, chairman and chief executive officer. “Moreover, we remain committed to empowering our customers to improve their productivity and sustainability through ongoing investment in the next generation of solutions, as evidenced by our partnership on satellite communications to expand rural connectivity announced this quarter.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2024 is forecasted to be in a range of $7.50 billion to $7.75 billion.

“Moving forward, we expect fleet replenishment to moderate as agricultural fundamentals normalize from record levels in 2022 and 2023,” May said. “Regardless of where we are in the cycle, demand is accelerating for products and solutions that empower our customers to do more with less, and we are uniquely positioned to deliver unparalleled value to our customers.”

Deere & Company	First Quarter
$ in millions, except per share amounts	2024	2023	% Change
Net sales and revenues	$12,185	$12,652	-4%
Net income	$1,751	$1,959	-11%
Fully diluted EPS	$6.23	$6.55

Production & Precision Agriculture	First Quarter
$ in millions	2024	2023	% Change
Net sales	$4,849	$5,198	-7%
Operating profit	$1,045	$1,208	-13%
Operating margin	21.6%	23.2%

Production and precision agriculture sales decreased for the quarter as a result of lower shipment volumes, partially offset by price realization. Operating profit decreased due to lower shipment volumes and higher SA&G and R&D expenses, partially offset by price realization.

Production & Precision Agriculture Operating Profit

First Quarter 2024 Compared to First Quarter 2023

$ in millions

Small Agriculture & Turf	First Quarter
$ in millions	2024	2023	% Change
Net sales	$2,425	$3,001	-19%
Operating profit	$326	$447	-27%
Operating margin	13.4%	14.9%

Small agriculture and turf sales decreased for the quarter as a result of lower shipment volumes, partially offset by price realization. Operating profit decreased due to lower shipment volumes and higher SA&G and R&D expenses. These items were partially offset by price realization and lower production costs.

Small Agriculture & Turf Operating Profit

First Quarter 2024 Compared to First Quarter 2023

$ in millions

Construction & Forestry	First Quarter
$ in millions	2024	2023	% Change
Net sales	$3,212	$3,203
Operating profit	$566	$625	-9%
Operating margin	17.6%	19.5%

Construction and forestry sales were flat for the quarter, with positive price realization offset by lower shipment volumes. Operating profit decreased primarily due to higher production costs, lower shipment volumes, the unfavorable effects of currency translation, and higher SA&G and R&D expenses. These items were partially offset by price realization and a favorable sales mix.

Construction & Forestry Operating Profit

First Quarter 2024 Compared to First Quarter 2023

$ in millions

Financial Services	First Quarter
$ in millions	2024	2023	% Change
Net income	$207	$185	12%

Financial services net income for the quarter increased due to income earned on higher average portfolio balances, partially offset by less-favorable financing spreads.

Industry Outlook for Fiscal 2024
Agriculture & Turf
U.S. & Canada:
Large Ag	Down 10 to 15%
Small Ag & Turf	Down 5 to 10%
Europe	Down 10 to 15%
South America (Tractors & Combines)	Down ~ 10%
Asia	Down moderately

Construction & Forestry
U.S. & Canada:
Construction Equipment	Flat to Down 5%
Compact Construction Equipment	Flat
Global Forestry	Down ~ 10%
Global Roadbuilding	Flat

Deere Segment Outlook for Fiscal 2024		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Down ~ 20%	~ Flat	+1.5%
Small Ag & Turf	Down 10 to 15%	~ Flat	+1.5%
Construction & Forestry	Down 5 to 10%	~ Flat	+1.5%

Financial Services	Net Income	~$ 770

Financial Services. Fiscal-year 2024 net income attributable to Deere & Company for the financial services operations is forecast to be approximately $770 million. Results are expected to be higher than fiscal year 2023 due to income earned on a higher average portfolio, partially offset by less-favorable financing spreads. A correction of the accounting treatment for financing incentives offered to John Deere dealers impacted 2023 financial results. The cumulative effect of this correction, $173 million pretax ($135 million after-tax), was recorded in the second quarter of 2023.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the section entitled “Company Outlook & Summary,” “Industry Outlook,” and “Deere Segment Outlook,” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations generally while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Except as required by law, the company expressly disclaims any obligation to update or revise its forward-looking statements. Many factors, risks, and uncertainties could cause actual results to differ materially from these forward-looking statements. Among these factors are risks related to:

●	changes and compliance with U.S., foreign and international laws, regulations, and policies relating to trade, economic sanctions, data privacy, spending, taxing, banking, monetary, environmental (including climate change and engine emission), and farming policies;

●	political, economic, and social instability of the geographies in which the company operates, including the ongoing war between Russia and Ukraine and the war between Israel and Hamas;
●	adverse macroeconomic conditions, including unemployment, inflation, rising interest rates, changes in consumer practices due to slower economic growth, and regional or global liquidity constraints;
●	worldwide demand for food and different forms of renewable energy;
●	the ability to execute business strategies, including the company’s Smart Industrial Operating Model, Leap Ambitions, and mergers and acquisitions;
●	the ability to understand and meet customers’ changing expectations and demand for John Deere products and solutions;
●	accurately forecasting customer demand for products and services and adequately managing inventory;
●	the ability to integrate new technology, including automation and machine learning, and deliver precision technology and solutions to customers;
●	changes to governmental communications channels (radio frequency technology);
●	the ability to adapt in highly competitive markets;
●	dealer practices and their ability to manage distribution of John Deere products and support and service precision technology solutions;
●	changes in climate patterns, unfavorable weather events, and natural disasters;
●	governmental and other actions designed to address climate change in connection with a transition to a lower-carbon economy;
●	higher interest rates and currency fluctuations which could adversely affect the U.S. dollar, customer confidence, access to capital, and demand for John Deere products and solutions;
●	availability and price of raw materials, components, and whole goods;
●	delays or disruptions in the company’s supply chain;
●	our equipment fails to perform as expected, which could result in warranty claims, post-sales repairs or recalls, product liability litigation, and regulatory investigations;
●	the ability to attract, develop, engage, and retain qualified personnel;
●	security breaches, cybersecurity attacks, technology failures, and other disruptions to John Deere information technology infrastructure and products;
●	loss of or challenges to intellectual property rights;
●	legislation introduced or enacted that could affect the company’s business model and intellectual property, such as right to repair or right to modify legislation;
●	investigations, claims, lawsuits, or other legal proceedings;
●	events that damage the company’s reputation or brand;
●	world grain stocks, available farm acres, soil conditions, harvest yields, prices for commodities and livestock, input costs, and availability of transport for crops; and
●	housing starts and supply, real estate and housing prices, levels of public and non-residential construction, and infrastructure investment.

Further information concerning the company and its businesses, including factors that could materially affect the financial results, is included in the company’s filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). There also may be other factors that the company cannot anticipate or that are not described herein because the company does not currently perceive them to be material.

DEERE & COMPANY

FIRST QUARTER 2024 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended
	January 28	January 29%
	2024	2023	Change
Net sales and revenues:
Production & precision ag net sales	$4,849	$5,198	-7
Small ag & turf net sales	2,425	3,001	-19
Construction & forestry net sales	3,212	3,203
Financial services revenues	1,376	1,040	+32
Other revenues	323	210	+54
Total net sales and revenues	$12,185	$12,652	-4

Operating profit: *
Production & precision ag	$1,045	$1,208	-13
Small ag & turf	326	447	-27
Construction & forestry	566	625	-9
Financial services	257	238	+8
Total operating profit	2,194	2,518	-13
Reconciling items **	26	(22)
Income taxes	(469)	(537)	-13
Net income attributable to Deere & Company	$1,751	$1,959	-11

*     Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit for financial services includes the effect of interest expense and foreign exchange gains or losses.

**   Reconciling items are primarily corporate expenses, certain interest income and expenses, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, equity in income of unconsolidated affiliates, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months Ended January 28, 2024 and January 29, 2023

(In millions of dollars and shares except per share amounts) Unaudited

	2024	2023
Net Sales and Revenues
Net sales	$10,486	$11,402
Finance and interest income	1,360	994
Other income	339	256
Total	12,185	12,652

Costs and Expenses
Cost of sales	7,200	7,934
Research and development expenses	533	495
Selling, administrative and general expenses	1,066	952
Interest expense	802	479
Other operating expenses	369	299
Total	9,970	10,159

Income of Consolidated Group before Income Taxes	2,215	2,493
Provision for income taxes	469	537

Income of Consolidated Group	1,746	1,956
Equity in income of unconsolidated affiliates	2	1

Net Income	1,748	1,957
Less: Net loss attributable to noncontrolling interests	(3)	(2)
Net Income Attributable to Deere & Company	$1,751	$1,959

Per Share Data
Basic	$6.25	$6.58
Diluted	6.23	6.55
Dividends declared	1.47	1.20
Dividends paid	1.35	1.13

Average Shares Outstanding
Basic	279.9	297.6
Diluted	281.1	299.1

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions of dollars) Unaudited

	January 28	October 29	January 29
	2024	2023	2023
Assets
Cash and cash equivalents	$5,137	$7,458	$3,976
Marketable securities	1,136	946	852
Trade accounts and notes receivable – net	7,795	7,739	7,609
Financing receivables – net	43,708	43,673	36,882
Financing receivables securitized – net	6,400	7,335	5,089
Other receivables	2,017	2,623	1,992
Equipment on operating leases – net	6,751	6,917	6,502
Inventories	8,937	8,160	10,056
Property and equipment – net	6,914	6,879	6,212
Goodwill	3,966	3,900	3,891
Other intangible assets – net	1,112	1,133	1,255
Retirement benefits	3,087	3,007	3,793
Deferred income taxes	1,833	1,814	914
Other assets	2,578	2,503	2,597
Total Assets	$101,371	$104,087	$91,620

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$17,117	$17,939	$14,129
Short-term securitization borrowings	6,116	6,995	4,864
Accounts payable and accrued expenses	13,361	16,130	13,108
Deferred income taxes	550	520	519
Long-term borrowings	39,933	38,477	35,071
Retirement benefits and other liabilities	2,115	2,140	2,493
Total liabilities	79,192	82,201	70,184

Redeemable noncontrolling interest	100	97	100

Stockholders’ Equity
Total Deere & Company stockholders’ equity	22,075	21,785	21,332
Noncontrolling interests	4	4	4
Total stockholders’ equity	22,079	21,789	21,336
Total Liabilities and Stockholders’ Equity	$101,371	$104,087	$91,620

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Three Months Ended January 28, 2024 and January 29, 2023

(In millions of dollars) Unaudited

	2024	2023
Cash Flows from Operating Activities
Net income	$1,748	$1,957
Adjustments to reconcile net income to net cash used for operating activities:
Provision (credit) for credit losses	31	(130)
Provision for depreciation and amortization	520	494
Share-based compensation expense	46	23
Provision (credit) for deferred income taxes	27	(56)
Changes in assets and liabilities:
Receivables related to sales	(277)	(1,015)
Inventories	(723)	(1,279)
Accounts payable and accrued expenses	(2,327)	(1,577)
Accrued income taxes payable/receivable	183	199
Retirement benefits	(129)	(48)
Other	(7)	186
Net cash used for operating activities	(908)	(1,246)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	7,752	7,198
Proceeds from sales of equipment on operating leases	506	497
Cost of receivables acquired (excluding receivables related to sales)	(6,447)	(6,322)
Purchases of property and equipment	(362)	(315)
Cost of equipment on operating leases acquired	(454)	(497)
Collateral on derivatives – net	310	345
Other	(88)	(146)
Net cash provided by investing activities	1,217	760

Cash Flows from Financing Activities
Net proceeds (payments) in short-term borrowings (original maturities three months or less)	(2,951)	697
Proceeds from borrowings issued (original maturities greater than three months)	5,287	2,505
Payments of borrowings (original maturities greater than three months)	(3,237)	(1,925)
Repurchases of common stock	(1,328)	(1,257)
Dividends paid	(386)	(341)
Other	(30)	(18)
Net cash used for financing activities	(2,645)	(339)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	16	62

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(2,320)	(763)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	7,620	4,941
Cash, Cash Equivalents, and Restricted Cash at End of Period	$5,300	$4,178

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Interim Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. The supplemental consolidating data is presented for informational purposes. Transactions between the equipment operations and financial services have been eliminated to arrive at the consolidated financial statements. In the supplemental consolidating data in Note 2 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services”, which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(2) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENTS OF INCOME

For the Three Months Ended January 28, 2024 and January 29, 2023

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2024	2023	2024	2023	2024	2023	2024	2023
Net Sales and Revenues
Net sales	$10,486	$11,402					$10,486	$11,402
Finance and interest income	157	114	$1,433	$1,067	$(230)	$(187)	1,360	994	[1]
Other income	289	234	119	177	(69)	(155)	339	256	[2,3]
Total	10,932	11,750	1,552	1,244	(299)	(342)	12,185	12,652

Costs and Expenses
Cost of sales	7,207	7,940			(7)	(6)	7,200	7,934	[4]
Research and development expenses	533	495					533	495
Selling, administrative and general expenses	876	783	192	172	(2)	(3)	1,066	952	[4]
Interest expense	108	101	762	442	(68)	(64)	802	479	[1]
Interest compensation to Financial Services	162	123			(162)	(123)			[1]
Other operating expenses	90	53	339	392	(60)	(146)	369	299	[3,5]
Total	8,976	9,495	1,293	1,006	(299)	(342)	9,970	10,159

Income before Income Taxes	1,956	2,255	259	238			2,215	2,493
Provision for income taxes	416	483	53	54			469	537

Income after Income Taxes	1,540	1,772	206	184			1,746	1,956
Equity in income of unconsolidated affiliates	1		1	1			2	1

Net Income	1,541	1,772	207	185			1,748	1,957
Less: Net loss attributable to noncontrolling interests	(3)	(2)					(3)	(2)
Net Income Attributable to Deere & Company	$1,544	$1,774	$207	$185			$1,751	$1,959

1 Elimination of intercompany interest income and expense.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of income and expense between Equipment Operations and Financial Services related to intercompany guarantees of investments in certain international markets and intercompany service revenues and expenses.

4 Elimination of intercompany service fees.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

(In millions of dollars) Unaudited

	EQUIPMENT			FINANCIAL
	OPERATIONS			SERVICES			ELIMINATIONS			CONSOLIDATED
	Jan 28	Oct 29	Jan 29	Jan 28	Oct 29	Jan 29	Jan 28	Oct 29	Jan 29	Jan 28	Oct 29	Jan 29
	2024	2023	2023	2024	2023	2023	2024	2023	2023	2024	2023	2023
Assets
Cash and cash equivalents	$3,467	$5,720	$2,665	$1,670	$1,738	$1,311				$5,137	$7,458	$3,976
Marketable securities	147	104	18	989	842	834				1,136	946	852
Receivables from Financial Services	4,296	4,516	5,348				$(4,296)	$(4,516)	$(5,348)				[6]
Trade accounts and notes receivable – net	1,093	1,320	1,342	9,167	8,687	7,827	(2,465)	(2,268)	(1,560)	7,795	7,739	7,609	[7]
Financing receivables – net	72	64	51	43,636	43,609	36,831				43,708	43,673	36,882
Financing receivables securitized – net				6,400	7,335	5,089				6,400	7,335	5,089
Other receivables	1,515	1,813	1,583	559	869	489	(57)	(59)	(80)	2,017	2,623	1,992	[7]
Equipment on operating leases – net				6,751	6,917	6,502				6,751	6,917	6,502
Inventories	8,937	8,160	10,056							8,937	8,160	10,056
Property and equipment – net	6,879	6,843	6,178	35	36	34				6,914	6,879	6,212
Goodwill	3,966	3,900	3,891							3,966	3,900	3,891
Other intangible assets – net	1,112	1,133	1,255							1,112	1,133	1,255
Retirement benefits	3,013	2,936	3,728	75	72	67	(1)	(1)	(2)	3,087	3,007	3,793	[8]
Deferred income taxes	2,133	2,133	1,015	72	68	53	(372)	(387)	(154)	1,833	1,814	914	[9]
Other assets	2,058	1,948	1,936	546	559	684	(26)	(4)	(23)	2,578	2,503	2,597
Total Assets	$38,688	$40,590	$39,066	$69,900	$70,732	$59,721	$(7,217)	$(7,235)	$(7,167)	$101,371	$104,087	$91,620

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,203	$1,230	$969	$15,914	$16,709	$13,160				$17,117	$17,939	$14,129
Short-term securitization borrowings				6,116	6,995	4,864				6,116	6,995	4,864
Payables to Equipment Operations				4,296	4,516	5,348	$(4,296)	$(4,516)	$(5,348)				[6]
Accounts payable and accrued expenses	12,677	14,862	11,819	3,232	3,599	2,952	(2,548)	(2,331)	(1,663)	13,361	16,130	13,108	[7]
Deferred income taxes	478	452	404	444	455	269	(372)	(387)	(154)	550	520	519	[9]
Long-term borrowings	7,270	7,210	8,155	32,663	31,267	26,916				39,933	38,477	35,071
Retirement benefits and other liabilities	2,006	2,032	2,384	110	109	111	(1)	(1)	(2)	2,115	2,140	2,493	[8]
Total liabilities	23,634	25,786	23,731	62,775	63,650	53,620	(7,217)	(7,235)	(7,167)	79,192	82,201	70,184

Redeemable noncontrolling interest	100	97	100							100	97	100

Stockholders’ Equity
Total Deere & Company stockholders’ equity	22,075	21,785	21,332	7,125	7,082	6,101	(7,125)	(7,082)	(6,101)	22,075	21,785	21,332	[10]
Noncontrolling interests	4	4	4							4	4	4
Financial Services' equity	(7,125)	(7,082)	(6,101)				7,125	7,082	6,101				[10]
Adjusted total stockholders' equity	14,954	14,707	15,235	7,125	7,082	6,101				22,079	21,789	21,336
Total Liabilities and Stockholders’ Equity	$38,688	$40,590	$39,066	$69,900	$70,732	$59,721	$(7,217)	$(7,235)	$(7,167)	$101,371	$104,087	$91,620

6 Elimination of receivables / payables between Equipment Operations and Financial Services.

7 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

8 Reclassification of net pension assets / liabilities.

9 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

10 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Three Months Ended January 28, 2024 and January 29, 2023

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2024	2023	2024	2023	2024	2023	2024	2023
Cash Flows from Operating Activities
Net income	$1,541	$1,772	$207	$185			$1,748	$1,957
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses	(2)	1	33	(131)			31	(130)
Provision for depreciation and amortization	302	279	254	252	$(36)	$(37)	520	494	[11]
Share-based compensation expense					46	23	46	23	[12]
Distributed earnings of Financial Services	233	3			(233)	(3)			[13]
Provision (credit) for deferred income taxes	48	(39)	(21)	(17)			27	(56)
Changes in assets and liabilities:
Receivables related to sales	209	(23)			(486)	(992)	(277)	(1,015)	[14,16]
Inventories	(687)	(1,254)			(36)	(25)	(723)	(1,279)	[15]
Accounts payable and accrued expenses	(2,155)	(1,458)	25	145	(197)	(264)	(2,327)	(1,577)	[16]
Accrued income taxes payable/receivable	165	192	18	7			183	199
Retirement benefits	(127)	(49)	(2)	1			(129)	(48)
Other	(46)	17	61	163	(22)	6	(7)	186	[11,12,15]
Net cash provided by (used for) operating activities	(519)	(559)	575	605	(964)	(1,292)	(908)	(1,246)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			8,007	7,495	(255)	(297)	7,752	7,198	[14]
Proceeds from sales of equipment on operating leases			506	497			506	497
Cost of receivables acquired (excluding receivables related to sales)			(6,513)	(6,375)	66	53	(6,447)	(6,322)	[14]
Purchases of property and equipment	(362)	(315)					(362)	(315)
Cost of equipment on operating leases acquired			(503)	(531)	49	34	(454)	(497)	[15]
Decrease in investment in Financial Services	10				(10)				[17]
Increase in trade and wholesale receivables			(871)	(1,499)	871	1,499			[14]
Collateral on derivatives – net			310	345			310	345
Other	10	(9)	(98)	(137)			(88)	(146)
Net cash provided by (used for) investing activities	(342)	(324)	838	(205)	721	1,289	1,217	760

Cash Flows from Financing Activities
Net proceeds (payments) in short-term borrowings (original maturities three months or less)	78	(136)	(3,029)	833			(2,951)	697
Change in intercompany receivables/payables	288	1,469	(288)	(1,469)
Proceeds from borrowings issued (original maturities greater than three months)	11	1	5,276	2,504			5,287	2,505
Payments of borrowings (original maturities greater than three months)	(40)		(3,197)	(1,925)			(3,237)	(1,925)
Repurchases of common stock	(1,328)	(1,257)					(1,328)	(1,257)
Capital investment from Equipment Operations			(10)		10				[17]
Dividends paid	(386)	(341)	(233)	(3)	233	3	(386)	(341)	[13]
Other	(22)	(6)	(8)	(12)			(30)	(18)
Net cash used for financing activities	(1,399)	(270)	(1,489)	(72)	243	3	(2,645)	(339)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	11	48	5	14			16	62

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,249)	(1,105)	(71)	342			(2,320)	(763)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	5,755	3,781	1,865	1,160			7,620	4,941
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,506	$2,676	$1,794	$1,502			$5,300	$4,178

11 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

12 Reclassification of share-based compensation expense.

13 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations operating activities.

14 Primarily reclassification of receivables related to the sale of equipment.

15 Reclassification of direct lease agreements with retail customers.

16 Reclassification of sales incentive accruals on receivables sold to Financial Services.

17 Elimination of change in investment from Equipment Operations to Financial Services.